UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of principal executive offices and zip code)

(800) 674-3612

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on January 3, 2023, Crown Electrokinetics Corp. (the “Company”) entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with certain accredited investors as purchasers (the “January Investors”). Pursuant to the January Purchase Agreement, the Company sold, and the January Investors purchased, $1.2 million in principal amount of senior secured notes (the “January Notes”) and 2,500,000 warrants (“January Warrants”). As previously disclosed, certain of the January Investors entered into Exchange Agreements with the Company for the exchange of January Notes in the aggregate principal amount of $205,276 for 206 shares of the Company’s Series F Convertible Preferred Stock, in the aggregate.

On July 10, 2023, the Company and one of the remaining January Investors entered into a Forbearance Agreement (the “Forbearance Agreement”), which was subsequently amended by a First Amendment to the Forbearance Agreement on July 14, 2023 (the “First Amendment”). As amended by the First Amendment, the Forbearance Agreement provides that such January Investor shall forbear the exercise of its rights and remedies due to certain events of defaults under the January Note, including payment, until December 31, 2023, in exchange for a non-refundable and indefeasible payment of $100,000 in the form of a promissory note due December 31, 2023 (the “New Note”), which the terms of the New Note are under negotiation, and the payment of such January Investor’s attorneys’ fees and related costs up to $20,000. On July, 11, 2023, such January Investor agreed with the Company to accept 9,125,058 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as payment in full of their January Note, which such obligations were approximately $931,000.

On July 14, 2023, another of the remaining January Investors agreed with the Company to accept 1,508,571 shares of Common Stock as payment in full of their January Note, which such obligations were approximately $132,000.

The foregoing description of the Forbearance Agreement and the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Forbearance Agreement and the First Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the New Note is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of Common Stock is incorporated by reference herein in its entirety. The Company issued the Common Stock in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Forbearance Agreement by and between the Company and a January Investor, dated July 10, 2023
10.2	First Amendment to Forbearance Agreement by and between the Company and a January Investor, dated July 14, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 14, 2023	CROWN ELECTROKINETICS CORP.

	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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